Exhibit 99.1

PRESS RELEASE

NUVASIVE REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•	First quarter 2014 total revenue of $177.5 million; up 11.3% from first quarter 2013;

•	$30 million litigation liability recognized due to a recent jury verdict, which remains subject to potential reversal or appeal;

•	GAAP operating loss margin of (15.4%);

•	Non-GAAP operating profit margin of 13.2%;

•	GAAP net loss of ($18.3) million, or ($0.40) per share;

•	Non-GAAP earnings of $14.3 million, or $0.29 per share.

SAN DIEGO, April 29, 2014 - NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended March 31, 2014.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Results in the first quarter of 2014 were solidly in line with our expectations, and place us on track to achieve full year guidance by continuing to execute our share-taking strategy. While staying true to NuVasive’s core philosophy of driving innovation to improve spine patient outcomes, we are evolving our organization to maintain a start-up mentality and to continue to lead spine innovation as a much larger, and increasingly profitable, global organization.

NuVasive reported first quarter 2014 revenue of $177.5 million, an 11.3% increase over the $159.5 million for the first quarter 2013.

Gross profit for the first quarter 2014 was $134.2 million and gross margin was 75.6%, compared to a gross profit of $120.4 million and a gross margin of 75.5% for the first quarter 2013.

Total operating expenses for the first quarter 2014 were $161.6 million compared to $114.0 million in the first quarter 2013. The higher operating costs for the first quarter 2014 resulted primarily from the recognition of a litigation liability and a facility abandonment charge, as well as from spending to support international infrastructure expansion.

On a GAAP basis, the Company reported a net loss of ($18.3) million, or ($0.40) per share, for the first quarter 2014.

On a Non-GAAP basis, the Company reported net income of $14.3 million, or $0.29 per share, for the first quarter 2014. The Non-GAAP earnings per share calculations for the first quarter 2014 exclude the following amounts pre-tax: (i) non-cash stock-based compensation of $7.8 million; (ii) certain intellectual property litigation expenses of $1.3 million; (iii) amortization of intangible assets of $4.0 million; (iv) leasehold termination charge of $6.4 million; (v) one-time and acquisition related items of $1.2 million; (vi) non-cash interest expense on convertible notes of $3.6 million; and (vii) a litigation liability of $30.0 million.

A full reconciliation of the non-GAAP measures to GAAP can be found below.

Cash, cash equivalents and short and long-term marketable securities were approximately $339.6 million at March 31, 2014.

2014 Full Year Financial Guidance (Updated to Reflect First Quarter Litigation Liability):

•	Revenue of approximately $725 million; unchanged from prior guidance

•	GAAP Loss per Share of approximately ($0.27); compared to Earnings per Share of $0.11 previously

•	Non-GAAP EPS of approximately $1.06; unchanged from prior guidance

•	Non-GAAP Operating Margin of approximately 16%; unchanged from prior guidance

•	GAAP effective tax expense of approximately $6.5 million; compared to $19 million previously

Supplementary Financial Information

For additional financial detail, please CLICK HERE to access Supplementary Financial Information or visit the Investor Relations section of our website at www.nuvasive.com.

Reconciliation of Full Year EPS Guidance
	2014 Guidance
	Prior [1]	Current [2]
GAAP earnings (loss) per share guidance	$0.11	$(0.27)
Impact of change from basic to diluted share count	-	0.01

GAAP earnings (loss) per share, adjusted to diluted share count	$0.11	$(0.26)
Non-cash stock based compensation	0.43	0.43
Litigation liability	-	0.36
Amortization of intangible assets	0.19	0.19
Non-cash interest expense on convertible notes	0.18	0.18
Leasehold Termination Charge	0.08	0.08
Certain intellectual property litigation expenses	0.06	0.06
One-time and acquisition related items [3]	0.01	0.02

Non-GAAP earnings per share guidance	$1.06	$1.06

Weighted shares outstanding - basic	47,500	47,500

Weighted shares outstanding - diluted	50,000	50,000

[1] Effective tax expense rate of ~80% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

[2] Effective tax expense rate of ~85% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

[3] Acquisition related items include expenses associated with prior M&A related activity and as incurred

Reconciliation of Non-GAAP Operating Margin %
	2013 Actuals	2014 Guidance
		Prior	Current
Non-GAAP Gross Margin % [A]	74.8%	76.0%	76.0%
Non-cash stock based compensation	0.0%	0.0%	0.0%
Out-of-period royalty expense charge	-1.2%	0.0%	0.0%

GAAP Gross Margin [D]	73.7%	76.0%	76.0%

Non-GAAP Sales, Marketing & Administrative Expense [B]	55.9%	54.5%	54.5%
Non-cash stock based compensation	4.6%	4.8%	4.8%
Certain intellectual property litigation expenses	0.8%	0.7%	0.7%
Leasehold termination charge	0.0%	0.9%	0.9%
One-time and acquisition related items*	0.0%	0.1%	0.2%

GAAP Sales, Marketing & Administrative Expense [E]	61.3%	61.0%	61.1%

Non-GAAP Research & Development Expense [C]	4.1%	5.5%	5.5%
Non-cash stock based compensation	0.2%	0.2%	0.2%
Acquisition related items*	0.4%	0.1%	0.1%

GAAP Research & Development Expense [F]	4.7%	5.8%	5.8%

Litigation liability [G]	0.0%	0.0%	4.1%
Amortization of intangible assets [H]	2.8%	2.2%	2.2%

Non-GAAP Operating Margin % [A-B-C]	14.9%	16.0%	16.0%

GAAP Operating Margin % [D-E-F-G-H]	4.8%	7.0%	2.8%

* Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP operating margin, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, a leasehold termination charge, acquisition related items, non-cash interest expense on convertible notes, and a litigation liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and, more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2014 Results
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net loss		$(18,276)	$(0.40)
Impact of change from basic to diluted share count			0.03

GAAP net loss, adjusted to diluted share count		$(18,276)	(0.37)
Non-cash stock-based compensation	$7,764	4,658	0.10
Certain intellectual property litigation expenses	1,323	794	0.02
Amortization of intangible assets	3,998	2,399	0.05
Leasehold termination charge	6,408	3,845	0.07
One-time and acquisition related items	1,244	746	0.01
Non-cash interest expense on convertible notes	3,572	2,143	0.04
Litigation liability	30,000	18,000	0.37

Non-GAAP earnings		14,309	0.29

GAAP weighted shares outstanding - basic and diluted			45,798

Non-GAAP weighted shares outstanding - diluted			48,996

Conference Call

NuVasive will hold a conference call on Tuesday, April 29, 2014 at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com through May 29, 2014. In addition, a telephone replay of the call will be available until May 12, 2014. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13576243.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $8.7 billion global spine market.

NuVasive offers a comprehensive spine portfolio of over 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS® platform for lateral spine fusion. MAS provides safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Having pioneered the lateral approach to spine fusion, NuVasive continues to be at the forefront of the spine industry’s shift toward less invasive solutions. The Company’s dedication to innovation continues to spawn game-changing technology such as the Decade Plate for single approach fixation through a lateral incision, the PCM® motion preserving disc for the cervical spine, XLIF® Corpectomy for tumor and trauma, and Armada®, which treats adult degenerative scoliosis in a less invasive fashion. The Company has also developed procedurally integrated solutions that completely redefine and improve upon traditional techniques like TLIF, PLIF, Posterior Fixation, and ALIF. NuVasive’s solutions are increasingly being adopted internationally, as the Company lays the groundwork to continue growing as a global business and to offer industry-leading, Absolutely Responsive customer service to surgeons world-wide. NuVasive is focused on becoming a $1 Billion Start-upTM; taking market share by maintaining a commitment to Superior Clinical Outcomes, Speed of Innovation®, and Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release or made on the earnings call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact: Tina Jacobsen NuVasive, Inc. 858-320-5215 investorrelations@nuvasive.com	Media Contact: Nicole Collins NuVasive, Inc. 858-909-1907 media@nuvasive.com

NuVasive, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)

Revenue	$177,496	$159,504
Cost of goods sold (excluding amortization of purchased technology)	43,294	39,096

Gross profit	134,202	120,408

Operating expenses:
Sales, marketing and administrative	118,104	99,886
Research and development	9,455	9,694
Amortization of intangible assets	3,998	4,376
Litigation liability	30,000	-

Total operating expenses	161,557	113,956

Interest and other expense, net:
Interest income	217	172
Interest expense	(6,865)	(7,032)
Other income, net	375	240

Total interest and other expense, net	(6,273)	(6,620)

Loss before income taxes	(33,628)	(168)
Income tax benefit	(15,095)	(764)

Consolidated net (loss) income	$(18,533)	$596

Net loss attributable to noncontrolling interests	$(257)	$(255)

Net (loss) income attributable to NuVasive, Inc.	$(18,276)	$851

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.40)	$0.02

Diluted	$(0.40)	$0.02

Weighted average shares outstanding:
Basic	45,798	44,025

Diluted	45,798	45,316

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,777	$102,825
Short-term marketable securities	176,608	143,449
Accounts receivable, net of allowances of $3,343 and $3,481, respectively	106,269	104,774
Inventory, net	147,721	136,937
Deferred tax assets, current	37,091	37,076
Income tax receivable	16,512	—
Prepaid expenses and other current assets	11,273	10,947

Total current assets	606,251	536,008
Property and equipment, net	128,857	128,064
Long-term marketable securities	52,209	79,829
Intangible assets, net	89,593	93,986
Goodwill	154,650	154,944
Deferred tax assets, non-current	42,874	42,863
Restricted cash and investments	123,068	119,195
Other assets	27,586	24,679

Total assets	$1,225,088	$1,179,568

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$102,571	$86,057
Accrued payroll and related expenses	24,219	31,095
Current litigation liability	30,000	—

Total current liabilities	156,790	117,152
Senior Convertible Notes	349,632	346,060
Deferred tax liabilities, non-current	2,933	2,934
Litigation liability	93,700	93,700
Other long-term liabilities	17,545	14,844
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000 shares authorized at March 31, 2014 and December 31, 2013, respectively, 46,540 and 44,943 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	47	45
Additional paid-in capital	786,285	769,203
Accumulated other comprehensive loss	(2,179)	(3,238)
Accumulated deficit	(188,494)	(170,218)

Total NuVasive, Inc. stockholders’ equity	595,659	595,792
Noncontrolling interests	8,829	9,086

Total equity	604,488	604,878

Total liabilities and equity	$1,225,088	$1,179,568

NuVasive, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Operating activities:
Consolidated net (loss) income	$(18,533)	$596
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	15,363	14,581
Amortization of non-cash interest	4,000	3,800
Stock-based compensation	7,764	6,787
Reserves	1,366	28
Other non-cash adjustments	1,661	1,410
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,194)	(1,619)
Inventory	(11,743)	(4,098)
Prepaid expenses and other current assets	(2,807)	(929)
Accounts payable and accrued liabilities	4,491	10,373
Litigation liability	30,000	—
Accrued payroll and related expenses	(7,068)	(6,823)

Net cash provided by operating activities	23,300	24,106
Investing activities:
Cash paid for business and asset acquisitions	—	(5,031)
Purchases of property and equipment	(13,390)	(9,200)
Purchases of marketable securities	(46,126)	(48,916)
Sales of marketable securities	36,257	68,621

Net cash (used in) provided by investing activities	(23,259)	5,474
Financing activities:
Principal payment of 2013 Senior Convertible Notes	—	(74,311)
Proceeds from the issuance of common stock	8,749	36
Other financing activities	(1,094)	100

Net cash provided by (used in) financing activities	7,655	(74,175)
Effect of exchange rate changes on cash	256	(232)

Increase (decrease) in cash and cash equivalents	7,952	(44,827)
Cash and cash equivalents at beginning of period	102,825	123,299

Cash and cash equivalents at end of period	$110,777	$78,472